EXHIBIT 4.1

                      STORAGE COMPUTER CORPORATION RESTATED
                        AND AMENDED STOCK INCENTIVE PLAN


1.       PURPOSE OF PLAN

         The Restated and Amended Stock Incentive Plan (the "Plan") is intended to promote the long-term interests of the Company and its shareholders by providing directors, consultants, officers and other employees of the Company with an additional incentive arising from capital stock ownership to promote the financial success of, and to provide future services to, the Company. Those provisions of the Plan which make reference to Section 422 of the Code (as defined below) shall apply only to ISOs (as defined below).

2.       DEFINITIONS

         Unless otherwise required by the context, the following terms when used in the Plan shall have the meaning set forth in this Section 2:

         (a) "Affiliate": Any "parent corporation" or "Subsidiary corporation" of the Company, as such terms are defined in Sections 424(e) and (f), respectively, of the Code.

         (b) "Agreement": An option agreement evidencing an Award in such form as adopted by the Committee pursuant to the Plan.

         (c) "Award": The grant of an Option under the Plan.

         (d) "Board of Directors" or "Board": The Board of Directors of the Company.

         (e) "Change in  Control":  A "Change in Control"  occurs if the Company
(i) ceases operations; (ii) merges or consolidates with another entity and is not the surviving entity; (iii) sells or otherwise transfers substantially all of its operating assets; or (iv) if more than fifty percent (50%) of the capital stock of the Company is transferred in a single transaction or in a series of related transactions other than a public offering of stock of the Company.

         (f) "Code": The Internal Revenue Code of 1986, as amended from time to time.

         (g) "Committee": The Compensation Committee of the Board of Directors or such other committee appointed by the Board of Directors which meets the requirements set forth in Section 10(a) hereof.

         (h) "Company": Storage Computer Corporation, a Delaware corporation.

         (i) "Effective Date": The date on which the Plan shall become effective as set forth in section 11 hereof.

         (j) "Exchange Act": The Securities Exchange Act of 1934, together with all regulations and rules issued thereunder.

         (k) "Exercise Price": In the case of an Option, the price per Share at which the Shares subject to such Option may be purchased upon exercise of such Option.

         (l) "Fair Market Value": As applied to a specific date, the closing price, if any, of the Company's Common Stock on such date as reported by the American Stock Exchange or such other exchange on which the Company's Common Stock may then be traded, or, if none, the fair market value shall be the closing price of the Company's Common Stock on the nearest date before the grant. The Fair Market Value determined by the Committee or the Board in good faith in such manner shall be final, binding and conclusive on all parties.

         (m) "ISO": An Option is intended to qualify as an "incentive stock option", as defined in Section 422 of the Code or any statutory provision that may replace such Section.

         (n) ""NQSO": An Option not intended to be an ISO and designated to Nonqualified Stock Option by the Committee.

         (o) "Option": Any ISO or NQSO granted under the Plan.

         (p) "Original Plan": The 1992 Stock Incentive Plan adopted by the Board of Directors on September 1, 1992.

         (q) "Participant": A non-employee director, officer, consultant or other key employee of the Company who has been granted an Award under the Plan.

         (r) "Plan": This Storage Computer Corporation restated and Amended Stock Incentive Plan, as the same may be amended from time to time.

         (s) "Reporting Person": Such persons as are required to file reports under Section 16(a) of the Exchange Act.

         (t) "SEC": Securities and Exchange Commission.

         (u) "Shares": Shares of the Company's authorized but unissued or reacquired $.001 par value Common Stock, or such other class or kind of shares or other securities as may be applicable pursuant to the provisions of Section 4(b) hereof.

3.       PARTICIPANT

         The class of persons eligible to receive Awards under the Plan shall be those officers,

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directors,  consultants  and other employees of the Company as designated by the
Committee from time to time.

4.       SHARES SUBJECT TO PLAN

         (a) Maximum Shares. Subject to adjustment by the operation of Section 4(b) hereof, the aggregate maximum number of Shares with respect to which Options may be granted under the Plan and under the Original Plan is 2,500,000 shares. The Shares with respect to which Options may be granted under the Plan may be either authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares. An award shall not be considered to have been made under the Plan or under the Original Plan with respect to an Option to the extent that it terminates without being exercised, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination has occurred.

         (b) Adjustment of Shares and Price. In the event that the Shares are changed into or exchanged for a different kind or number of Shares of stock or securities of the Company as the result of any stock dividend, stock split, combination of shares, exchange of shares, merger, consolidation, reorganization, recapitalization or other change in capital structure, than the number of Shares subject to this Plan and to Awards granted hereunder and the purchase or Exercise Price for such Shares shall be equitably adjusted by the Committee to prevent the dilution or enlargement of Awards, and any new stock or securities into which the Shares are changed or for which they are exchanged shall be substituted for the Shares subject to this Plan and to Awards granted hereunder; provided, however that fractional Shares may be deleted from any such adjustment or substitution.

5.       GENERAL TERMS AND CONDITIONS OF OPTIONS

         (a) General Terms. The Committee shall have full and complete authority and discretion and as otherwise expressly limited by the Plan, to grant Options and to provide the terms and conditions (which need not be identical) among Participants thereof. In particular, the Committee shall prescribe the following terms and conditions with respect to any Options:

                  (i) the Exercise Price of any Option determined in accordance with Section 5(b) hereof.

                  (ii) the number of Shares subject to and the expiration date of any Option, provided, however that no Option shall have a term in excess of ten years from the date of grant of the Option.

                  (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option: provided that no Option shall be exercisable earlier than one year from the date of grant.


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                  (iv)     the  restrictions,  if any  to be  placed  upon  such
                           Option or upon Shares which may be issued upon exercise of such Option. The Committee may as a condition of granting any Option require that a Participant agree not to exercise thereafter one or more Options previously granted to such Participant.

                  (v) provisions, if any, for automatic vesting of any Option upon a "Change in Control" of the Company

         (b) Exercise Price. The exercise price of any Option shall be determined by the Committee. With respect to an ISO, the Exercise Price of an Optional shall not be less than 100% (or with respect to any participant owning more than 10% of the combined voting power of all classes of the Company's or an Affiliate's Stock, (110%) of the Fair Market Value per Share on the date of the grant. If the Company engages in a merger or business combination with another entity, options may be issued under the Plant at a price lower than Fair Market Value per share to employees of such other entity who hold employee options to purchase securities of such entity and who become employees of the Company or of a subsidiary of the Company, provided that the Exercise Price and number of shares shall be determined by the Committee generally in accordance with the principles set forth in Section 4(b) above. To the extent permitted by the Code, the Committee may designate such options as ISO'S.

         Notwithstanding the foregoing, in no event shall the Exercise Price of an Option be less than the par value per Share.

6.       EXERCISE OF OPTIONS

         (a) General Exercise Rights. An Option granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option was granted only by such Participant and, except as provided in Section 6(c), no such Option may be exercised unless at the time such Participant exercises such Option, such Participant is an employee, director or consultant of, and has continuously since the grant thereof been an employed, director or consultant of the Company. A leave of absence by an employee at the request or with the approval of the Company shall not be deemed an interruption or termination of employment, so long as the period of such leave does not exceed 180 days, or, if longer, so long as the Participant's right to re-employment with the Company is guaranteed by contract, applicable law, a vote of the Board of Directors or the Company's corporate policy in effect on the date such leave commences. An Option also shall contain such conditions upon exercise (including, without limitation, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 (or any successor rule) promulgated by the SEC.

         (b) Notice of Exercise. An Option may not be exercised with respect to less than 100 Shares, unless the exercise relates to all Shares covered by the Options at the date of

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exercise.  An Option  shall be  exercised  by delivery of written  notice to the
Company. Such notice shall state the election to exercise the Option and the number of whole Shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. In the case of an exercise of an Option such notice shall either: (a) be accompanied by payment of the full Exercise Price and all applicable withholding taxes, in which event the
Company  shall  deliver  any  certificate(s)   representing   Shares  which  the
Participant is entitled to receive as a result of the exercise as soon as practicable after the notice has been received; or (b) fix a date (not less than 5 nor more than 15 business days from the date such notice has been received by the Company) for the payment of the full Exercise Price and all applicable withholding taxes, against delivery by the Company of any certificate(s) representing Shares which the Participant is entitled to receive as a result of the exercise. Payment of such Exercise Price and withholding taxes shall be made as provided in Sections 6(d) and 9 hereof, respectively. In the event the Option be exercised pursuant to Section 6(c)(i) hereof, by any person or persons other than the Participant, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

         (c) Exercise After Termination of Employment. Subject to Section 6(a) and except as otherwise determined by the Committee at the date of the grant of the Option, upon termination of a Participant's employment with the Company, such Participant (or in the case of death, the persons) to whom the Option is transferred (by will or the laws of descent and distribution) may exercise such Option during the following periods of time (but in no event after the normal expiration date of such Option) to the extent that such Participant was entitled to exercise such Options at the date of such termination:

                  (i) in the case of termination as a result of death, disability or retirement of the Participant, the Option shall remain exercisable for one year after the date of termination; for this purpose, "disability" shall mean such physical or mental condition affecting the Participant as determined by the Committee in its sole discretion and "retirement" shall mean voluntary retirement under a retirement plan, policy or program of the Company;

                  (ii) in the case of termination for cause or the Participant's voluntary resignation, the Option shall immediately terminate and shall no longer be exercisable; and

                  (iii) in the case of termination for any reason other than those set forth in subparagraphs (i) and (ii) above, the Option shall remain exercisable for three months after the date of termination.

TO THE EXTENT THE OPTION IS NOT EXERCISED WITHIN A TIMELY MANNER AS SET FORTH ABOVE, AND IN THE PROPER MANNER AS PRESCRIBED HEREIN, THE OPTION SHALL
AUTOMATICALLY TERMINATE AT THE END OF THE APPLICABLE PERIOD OF TIME. Notwithstanding the foregoing provisions, failure

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to exercise an ISO within the periods of time prescribed  under Sections 421 and
422 of the Code shall cause an ISO to cease to be treated as an "incentive stock option" for purposes of Section 421 of the Code.

         (d) Payment of Option Exercise Price. Upon the exercise of an Option, payment of the Exercise Price shall be made either (I) in cash (by certified check, bank draft or money order), (ii) with the consent of the Committee and subject to Section 6(c) hereof, by delivering the Participant's duly executed promissory note and related documents, (iii) with the consent of the Committee, by delivering Shares already owned by the Participant valued at Fair Market Value; provided that no shares received upon exercise of the Option thereafter may be exchanged to pay the Option price for additional Shares within the following six months, or (iv) by a combination of the foregoing forms of payment.

         (e) Payment with Loan. The Committee may in its sole discretion assist any Participant in the exercise of one or more Options granted to such Participant in the exercise of one or more Options granted to such Participant under the Plan by authorizing the extension of a loan to such Participant from the Company. Except as otherwise provided in this Section 6(e), the terms of any loan (including the interest rate and terms of repayment) shall be established by the Committee in its sole discretion. The maximum amount of any loan shall not exceed 80% of the Exercise Price payable from the Shares being purchased. Any such loan by the Company shall be with full recourse against the Participant to whom such loan is granted, shall be secured in whole or in part by the Shares so purchased, and shall bear interest at a rate not less than the minimum interest rate required at the time of purchase of the Shares in order to avoid having imputed interest or original issue discount under Sections 483 or 1202 of the Code. In addition, any such loan by the Company shall become immediately due and payable in full at the option of the Company, upon termination of the Participant's employment with or service to the Company for any reason whatsoever, or upon a sale of any shares acquired with such loan to the extent of the cash and fair market value of any property received by the Participants in such sale. The Committee may make arrangements for the application of payroll deduction from compensation payable to the Participant to amounts owing to the Company under any such loan. Until any loan by the Company under this Section 6(e) is fully paid in cash, the Shares shall be pledged to the Company as security for such loan and the Company shall retain physical possession of the stock certificates evidencing the Shares so purchased together with a duly executed stock power for such Shares. No loan shall be made hereunder unless counsel for the Company shall be satisfied that the loan and the issuance of Shares funded thereby, will be in compliance with all applicable federal, state and local laws.

         (f) Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to any Shares issuable or exercise of any Option, until the date of the issuance of a stock certificate to the Participant for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 4(b) hereof.

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         (g) Effect of Merger, Etc. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity, or in the event of a liquidation of the Company, the Board of Directors of the Company or the Board of Directors of any Corporation assuming the obligations of the Company, may in its discretion take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for ISO's shall meet the requirements of Section 424 of the Code; (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice; (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company
will  receive  upon  consummation   thereof,  a  cash  payment  for  each  share
surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and
(B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options; and (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event; provided that notwithstanding anything to the contrary in this Section 6(g), any action taken by the Board of Directors hereunder shall be in compliance with Rule 16b-3 and the conditions thereof necessary to maintain qualification of the Plan under Rule 16b-3. In the case of any Option which by the terms of the grant thereof (or the agreement or instrument governing such grant) or pursuant to a decision by the Board of Directors under this Section 6(g) provides for such Option becoming fully exercisable upon a Change In Control or otherwise under this Section 6, such Option shall be deemed vested on the day immediately prior to the day on which such Change in Control occurs and Participants holding such Options shall be given prior written notice of such Change in Control sufficient to permit them to exercise such Options.

         (h) Manner of Exercise. Subject to the conditions set forth in the Plan, the Participant may exercise the Option(s) with respect to all or any part of the number of such shares then exercisable. The options evidenced by an Award, may be exercised subject to the requirements herein set forth by:

                  (i) giving written notice to exercise the option with respect to a specified number of full shares;

                  (ii) exercising as to not less than one hundred (100) shares at any one time, unless the number of shares to be purchased upon such exercise is the total number remaining under such Option granted;

                  (iii) making full payment to the Company of the amount of such Option Price for the number of shares with respect to which the option is then

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                           exercised,   in   accordance   with  the   terms  and
                           conditions of Section 6(d) herein; and

                  (iv) executing an undertaking and such other documents as the Company, in its sole discretion, shall deem necessary to lawfully effectuate the transfer of shares, evidencing the exercise of the option and/or to determine whether registration is then required under the Securities Act of 1993, or any other laws then in effect.

         (i) Exercise of Option and Termination. The right of exercise is cumulative so that if the Option is not exercised to the maximum extent permissible during any exercise period, it is exercisable, in whole or in part, with respect to all shares not so purchased, at any time prior to the Expiration Date, Last Exercise Date or earlier termination of any such Option. No Option may be exercised at any time on or after the Expiration Date, for any reason whatsoever. Subject to the provisions of Section 6 herein, to the extent that any Option, in whole or in part, is not exercised in a timely manner, the Option shall terminate and the shares shall automatically revert to the Plan.

7.       SPECIAL PROVISIONS FOR ISOS

         Any provision of the Plan to the contrary notwithstanding, the following special provisions shall apply to all ISOs granted under the Plan:

                  (i) the Option must be expressly designated as an ISO by the Committee and in an Award;

                  (ii) no ISO shall be granted more than ten years from the effective date of the Original Plan and no ISO shall be exercisable more than ten years from the date such ISO is granted;

                  (iii) the Exercise Price of any ISO shall not be less than the Fair Market Value per Share on the date such ISO is granted; provided however, that with respect to an ISO granted to any individual who, at the time such ISO is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate, the Exercise Price of such ISO shall be at least 110% of the Fair Market Value per Share at the date of grant;

                  (iv) the aggregate Fair Market Value (determined as of the time any ISO is granted) of any Company stock with respect to which any ISOs granted to a Participant are exercisable for the first time by such Participant during any calendar year (under this Plan and all other stock option plans of the Company and any predecessor) shall not exceed $100,000

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                           as required  under  Section 422 of the Code.  (To the
                           extent $100,000 limit is exceeded, the $100,000 in Options, measured as described above, granted earlier in time will be treated as ISOs), and

                  (v) any other terms and conditions as may be required in order that the ISO qualifies as an "incentive stock option" under Section 422 of the Code or successor provision.

8.       RESTRICTIONS ON TRANSFERS; GOVERNMENT REGULATIONS

         (a) Awards not Transferable. No Option nor any interest of a Participant under the Plan in any instrument evidencing any Option under the Plan may be assigned, encumbered or transferred, except, in the event of the death of a Participant, by will or the laws of descent and distribution or, in the case of NQSOs, pursuant to a qualified domestic relations order as defined by the Code or Title 1 of the Employee Retirement Income Security Act or rules thereunder.

         (b) Government Regulations. This Plan, the granting of Awards under this Plan and the issuance or transfer of Shares (and/or payments of money) pursuant thereto, are subject to all applicable Federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency (including without limitation "no action" positions of the Securities and Exchange Commission) which may, in the opinion of counsel to the Company, be necessary or advisable in connection therewith.

         Without limiting the generality of the foregoing, no Awards may be granted under this Plan, and no Shares shall be issued by the Company, nor cash payments by the Company, pursuant to or in connection with any such Award, unless and until, in each such case, all legal requirements applicable to the issuance or payment, which, in the opinion of counsel to the Company, have been complied with in all respects. In connection with any stock issuance or transfer, the person acquiring the Shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company, in respect of such matters as the Company may deem desirable to assure compliance with all applicable legal requirements. The Company shall not be required to deliver any Shares under the Plan prior to (I) the admission of such Shares to listing or for quotation on any stock exchange, or automated quotation system on which such Shares may then be listed or quoted, and (ii) the completion and effectiveness of such registration or other qualification of such Shares under state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

9.       TAX WITHHOLDING

         The Company shall have the right to withhold from amounts due Participants, or to collect from Participants directly, the amount which the Company deems necessary to satisfy any taxes required by law to be withheld at any time by reason or participation in the Plan, and the obligations of the Company under the Plan shall be conditional on payment of such

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taxes. The Participant may, prior to the due date of any taxes, pay such amounts to the Company, in cash, or with the consent of the Committee, in Shares (which shall be valued at their Fair Market Value on the date of payment); provided however, that not notwithstanding the foregoing, in the case of a Reporting Person, no election to use Shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3 under the Exchange Act. There is no obligation under this Plan that any Participant be advised of the existence of the tax or the amount required to be withheld. Without limiting the generality of the foregoing, in any case where it determines that a tax is or will be required to be withheld in connection with the issuance or transfer of Shares under this Plan, the Company may, pursuant to such rules as a Committee may establish, reduce the number of such Shares so issued or transferred by such number of Shares as the Company may deem appropriate, in its sole discretion, to accomplish such withholding, or make such other arrangements as it deems satisfactory. Notwithstanding any other provisions of this Plan, the Committee may impose such conditions on the payment of any withholding obligation as may be required to satisfy applicable regulatory requirements including, without limitation, Rule 16b-3 (or any successor provision) promulgated by the Securities and Exchange Commission.

         The Company makes no representation or warranty to the Participants, their successors and/or assigns, regarding the possible tax treatment or effect to be given to the transaction and events contemplated by an Award and the Plan, including, but not limited to, registration of an Award, Option(s) and/or transfers of stock certificates, and the Company hereby advises and directs the Participants to seek their own individual counsel and advice concerning these matters. The Participants agree that they will not rely upon the advice of any person or persons associated with the Company, including, but not limited to; possible adverse tax consequences of this transaction, Option(s) the Plan, or the exercise of any Option(s); and will waive any claim, that the Participants, or their successors and assigns, may have against the Company, and will agree to hold harmless, and will indemnify the Company against any such claim(s) and/or liability.

10.      ADMINISTRATION OF THE PLAN

         (a) The Committee. Except as otherwise provided by the Board, the Plan shall be administered by the Committee, which shall be comprised of two or more members of the Board of Directors, each of whom shall be a "disinterested person" as defined in Rule 16b-3 (or successor provision) promulgated by the Securities and Exchange Commission. In the absence of specific designation by the Board of Directors, the Committee shall consist of those members of the Board of Directors who, from time to time, shall be "disinterested persons" as so defined.

         (b) Committee Action. A majority of the members of the Committee at the time in office, shall constitute a quorum for the transaction of business and any determination or action may be taken at the meeting of a majority vote or may be taken without a meeting by a written resolution signed by all members of the Committee. All decisions and determinations of the Committee shall be final, conclusive and binding upon all Participants and upon all persons claiming any rights under the Plan with respect to any Options. Members of the Board of Directors and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for willful misconduct in the performance of their duties.

         (c) Committee Authority. In amplification of the Committee's power and duties, but not by way of limitation, the Committee shall have full authority and power to:

                  (I) construe and interpret the provisions of the Plan and make rules and regulations for the administration of the Plan not inconsistent with the Plan;

                  (ii)     decide  all   questions  of   eligibility   for  Plan
                           participation and for the grant of Awards;

                  (iii) adopt forms of Awards and other documents consistent with the Plan;

                  (iv) engage agents to perform legal, accounting and other such professional services as it may deem proper for administering the Plan; and

                  (v) take such other actions as may be reasonable, required or appropriate to administer the Plan or to carry out the Committee activities contemplated by other sections of this Plan.

         (d) Indemnification. In addition to such other rights of indemnifications as they may have as directors or as members of the Committee, the Board of Directors and the members of the Committee shall be indemnified by the Company against the reasonable expenses, including court costs and reasonable attorney's fees actually incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts paid by them in settlement thereof, or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except where such indemnification is expressly prohibited by applicable law.

11.      EFFECTIVE DATE

         The effective date of the Original Plan shall be September 1, 1992 (the date it was approved by the Board of Directors). The Effective Date of the Storage Computer Corporation Amended and Restated Plan shall be October 24, 1994 (the date it was approved by the Board of Directors, subsequently ratified by the shareholders' approval of the Plan). The effective date of this second
Amended and Restated Plan, shall be April 23, 1995, and shall be subject to shareholder approval within twelve months of the effective date. If the proposal is not subsequently approved by the shareholders within twelve months of the effective date, the Storage Computer Corporation Amended and Restated Plan, as previously adopted, will remain in full force and effect. Nothing contained in this Plan shall be deemed to limit or adversely amend or modify the terms of, or rights of Participants under, Options granted prior to the Effective Date in any manner which derogates from or otherwise diminishes the terms of, or rights under, such Options.

12.      AMENDMENT AND TERMINATION

         (a) The Plan. (i) Amendment. The Board of Directors may amend the Plan from time to time in its sole discretion; provided however, that no such amendment shall, without the approval of the shareholders of the Company in accordance with the laws of the State of Delaware, Section 422 of the Code and Rule 16b-3 under the Exchange Act: (A) change the class of persons eligible to receive Awards or otherwise materially modify the requirement as to eligibility for participation in the Plan; (B) increase the aggregate number of Shares with respect to which Awards may be made under the Plan; (C) materially increase the benefits accruing the Participants under the Plan; or (D) remove the administration of the Plan from the Committee or render any member of the Committee eligible to receive an Award under the Plan while serving thereon. Any purported amendment in violation of these restrictions shall be void and of no effect. Furthermore, no amendment shall impair the rights of any Participant under any Award theretofore made under the Plan, without the Participant's consent.

                  (ii) Termination. The Board of Directors may suspend or terminate the Plan at any time. Upon termination of the Plan, no additional Awards shall be granted under the Plan; provided however, that the terms of the
                           Plan shall continue in full force and effect with respect to outstanding and unexercised Options granted under the Plan and Shares issued under the Plan.

         (b) Awards. Subject to the terms and conditions and the limitations of the Plan, the Committee may, in the exercise of its sole discretion, modify, extend or renew the terms of outstanding Awards granted under the Plan, or accept the surrender of outstanding Awards (to the extent not theretofore exercised). Without limiting the generality of the foregoing, the Committee may in its discretion at any time accelerate the time in which any Option is exercisable, subject to compliance with the requirements of Rule 16b-3 (or successor provision) promulgated by the Securities and Exchange Commission. Notwithstanding the foregoing, however, no modifications of an Award shall, without the consent of the Participant, impair any rights or obligations under any Awards theretofore granted under the Plan.

13.      MISCELLANEOUS

         (a) Employment. Neither the establishment of the Plan nor any amendments thereto, nor the granting of any Award under the Plan, shall be construed as in any way modifying or affecting or evidencing any intention or understanding with respect to, the terms of the employment of or service of any Participant with, or the nomination of any Participant to stand for election as a director, by the Company. No person shall have a right to be granted Awards or having been selected as a Participant for one Award, to be so selected again.

         (b) Multiple Awards. Subject to the terms and restrictions set forth in the Plan, a Participant may hold more than one Award.

         (c) Written Notice. As used herein, any notices required hereunder shall be in writing and shall be given in the forms, if any, provided or specified by the Committee. Written notice shall be effective upon actual receipt by the person to whom such notice is to be given, provided however, that in the case of notices to Participants and their heirs, legatees, and legal representatives, notice shall be effective upon delivery, if delivered personally or three business days after mailing, registered first class postage prepaid to the last known address to whom notice is given. Written notice shall be given to the Committee and the Company at the following address, or such other address as may be specified from time to time.

                           Storage Computer Corporation
                           11 Riverside Street
                           Nashua, New Hampshire  03062
                           Attn: Compensation Committee

         (d) Applicable Law; Severability. The Plan shall be governed by and construed in all respect in accordance with the laws of the State of Delaware. If any provisions of the Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

         (e) Compliance with SEC Regulations. It is the Company's intent that the Plan comply in all respects with Rule 16b-3 under the Exchange Act and any successor rule pursuant thereto. If any provision of this Plan is later found not to be in compliance with Rule 16b-3, the provision shall be deemed void. All Option grants to, and all exercises of Options by, Participants and Reporting Persons under this Plan, shall be executed in accordance with the requirements of Section 16 of the Exchange Act.

         (f) Participant Warranty. The Participant represents and warrants to the Company, its successors and assigns, the Committee and all other interested persons, that he/she is of full age and that any stock purchased by him/her hereunder, and his/her successors and/or assigns, under any Option(s), is to be, and is being purchased for investment and not with a view to the distribution thereof.